UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2021

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Compensatory Arrangements of Certain Officers

On October 11, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Nutanix, Inc. (the “Company”) approved certain changes to the Company’s compensation arrangements with (i) Rajiv Ramaswami, the Company's President and Chief Executive Officer, (ii) Duston M. Williams, the Company’s Chief Financial Officer, (iii) David Sangster, the Company’s Chief Operating Officer, (iv) Tyler Wall, the Company’s Chief Legal Officer, and (v) Tarkan Maner, the Company’s Chief Commercial Officer.

Fiscal Year 2022 Annual Base Salaries

The Compensation Committee resolved to make no changes to the annual base salaries of Messrs. Ramaswami, Williams, Sangster, Wall, and Maner.

Fiscal Year 2022 Annual Bonus Targets

Messrs. Ramaswami, Williams, Sangster, Wall, and Maner will continue to participate in the Company's Executive Incentive Compensation Plan. The annual bonus targets for the Company's fiscal year ending July 31, 2022 will be as follows:

Name	Fiscal Year 2022 Annual Bonus Target	Equivalent Dollar Amount*
Rajiv Ramaswami	100% of annual base salary	$800,000
Duston M. Williams	75% of annual base salary	$356,250
David Sangster	75% of annual base salary	$356,250
Tyler Wall	60% of annual base salary	$255,000
Tarkan Maner	75% of annual base salary	$337,500

* The equivalent dollar amounts are calculated based upon the applicable officer’s annual base salary in effect as of October 11, 2021.

Fiscal Year 2022 Annual Equity Awards

In addition, on October 11, 2021, Messrs. Ramaswami, Williams, Sangster, and Wall each received an annual equity award, pursuant to and subject to the Company’s 2016 Equity Incentive Plan, with 50% of the award consisting of time-based restricted stock units (“RSUs”) and 50% of the award consisting of performance-based restricted stock units (“PRSUs”):

Name	Time-Based RSUs Granted	Target Number of PRSUs Granted
Rajiv Ramaswami	138,045	138,045
Duston Williams	62,120	62,120
David Sangster	48,315	48,315
Tyler Wall	33,130	33,130

Each RSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting. The RSUs will vest in 16 equal quarterly installments, with the first quarterly installment to vest on December 15, 2021, subject to continued service to the Company through each vesting date.

Each PRSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting, provided that the actual number of PRSUs that may vest may be more or less than the target number of PRSUs. The PRSUs will be eligible to vest in up to three installments based on the total shareholder return of the Company (“Company TSR”) during each of the following performance periods (each, a “Performance Period”) relative to the total shareholder return of companies in the NASDAQ Composite Index (the “Indexed Companies”): (i) August 1, 2021 to July 31, 2022 (“Performance Period One”); (ii) August 1, 2021 to July 31, 2023 (“Performance Period Two”); and (iii) August 1, 2021 to July 31, 2024 (“Performance Period Three”). PRSUs that become eligible to vest based on performance for a Performance Period vest on September 15 following the Performance Period, subject to continued service to the Company through the vesting date. The total number of PRSUs that will be eligible to vest range from 0% to 200% (the “Achievement Percentage”) of the target number of PRSUs, except that the Achievement Percentage is capped at 100% for Performance Period One and Performance Period Two. Up to 1/3 of the PRSUs will be eligible to vest as a result of performance for each of Performance Period One and Performance Period Two. The Achievement Percentage of the target number of PRSUs that may vest are (i) 0% if Company TSR ranks below the 25th percentile of the Indexed Companies, (ii) 100% if Company TSR ranks at the 50th percentile of the Indexed Companies, and (iii) 200% if Company TSR ranks at the 75th percentile of the Indexed Companies. If Company TSR ranks between these percentile thresholds, the Achievement Percentage of the target number of PRSUs that may vest is determined using linear interpolation. 100% of the PRSUs (as may be increased as a result of any Achievement Percentage in excess of target) will be eligible to vest with respect to Performance Period Three, less any PRSUs that already vested in Performance Period One and Performance Period Two. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of Performance Period Three, with the Achievement Percentage for Performance Period Three subject to reduction so that the product of the ending price per share at the end of Performance Period Three multiplied by the Achievement Percentage cannot exceed $145.92.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: October 13, 2021	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer